Exhibit 99.1

This statement on Form 4 is filed by BC European Capital VIII-5.

Date of Event Requiring Statement:  November 5, 2013

Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

For and on behalf of the Limited Partnership BC European Capital VIII-5:

/S/ MATTHEW ELSTON
Name: Matthew Elston
Director, CIE Management II Limited acting as General Partner of the Limited Partnership BC European Capital VIII-5

/S/ LAURENCE MCNAIRN
Name: Laurence McNairn
Director, CIE Management II Limited acting as General Partner of the Limited Partnership BC European Capital VIII-5

[Signature Page to Form 4]